                                                                  EXHIBIT 4(iii)
                                                                  --------------

                         [FORM OF WARRANT CERTIFICATE]

                                     [FACE]

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED TO THE REGISTERED OWNER IN RELIANCE UPON WRITTEN REPRESENTATION THAT THESE SECURITIES HAVE BEEN TAKEN FOR INVESTMENT. THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD TRANSFERRED OR ASSIGNED UNLESS AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY SHALL HAVE BEEN RECEIVED BY THE COMPANY TO THE EFFECT THAT SUCH SALE, TRANSFER OR ASSIGNMENT WILL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS THEREUNDER, AND OTHER APPLICABLE STATE SECURITIES LAWS.

THE STOCK ISSUABLE UPON EXERCISE OF THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED UNLESS AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY SHALL HAVE BEEN RECEIVED BY THE COMPANY TO THE EFFECT THAT SUCH SALE, TRANSFER OR ASSIGNMENT WILL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS THEREUNDER AND OTHER APPLICABLE SECURITIES LAWS.


No. [ ]                                                             [ ] Warrants

                          CALLABLE WARRANT CERTIFICATE

                         ENVIRO-CLEAN OF AMERICA, INC.

     This Warrant Certificate certifies that [                        ], or
registered assigns, is the registered holder of [                        ]
Warrants (the "Warrants") to purchase shares of Common Stock, par value $.001 per share (the "Common Stock"), of ENVIRO-CLEAN OF AMERICA, INC., a Nevada corporation (the "Company"). Each Warrant entitles the holder to purchase from the Company at any time on or after [_______________________, 1999] until [________________, 2004] (the "Expiration Date"), one fully paid and non-assessable share of Common Stock (a "Share", or, if adjusted, the "Shares", which may also include any other securities or property purchasable upon exercise of a Warrant, such adjustment and inclusion each as provided in the Warrant Agreement) at the exercise price as may be adjusted as provided in the Warrant Agreement (initially $5.00 per Warrant) (the "Exercise Price") upon surrender of this Warrant Certificate and payment of the Exercise Price at any office or agency maintained for that purpose by the Company (the "Warrant Agent Office"), subject to the conditions set forth herein and in the Warrant Agreement.

     The Exercise Price shall be payable by cash, certified check or official bank check or by such other means as is acceptable to the Company in the lawful currency of the United States of America which as of the time of payment is legal tender for payment of public or private debts. The number
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of Shares issuable upon exercise of the Warrants ("Exercise Rate") is subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

     Any Warrants not exercised on or prior to [_________________, 2004] shall thereafter be void.

     Reference is hereby made to the further provisions, including the call provision, on the reverse hereof which provisions shall for all purposes have the same effect as though fully set forth at this place. Capitalized terms used in this Warrant Certificate but not defined herein shall have the meanings ascribed thereto in the Warrant Agreement.

     This Warrant Certificate shall not be valid unless authenticated by the Warrant Agent, term is used in the Warrant Agreement.

     THIS WARRANT CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

     WITNESS the facsimile seal of the Company and facsimile signatures of its duly authorized officers.

Dated:

                              ENVIRO-CLEAN OF AMERICA, INC.


[Seal]                        By:
                                 -------------------------------------
                                     Name:
                                     Title:

Attest:

By:
   --------------------------------
    Name:
    Title:

Certificate of Authentication:
This is one of the Warrants
referred to in the within
mentioned Warrant Agreement:

INTERWEST TRANSFER CO., INC.
     as Warrant Agent

By:
   --------------------------------
     Authorized Signatory

                         [FORM OF WARRANT CERTIFICATE]

                                   [REVERSE]

                         ENVIRO-CLEAN OF AMERICA, INC.

     The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants, each of which represents the right to purchase at any time on or after [________________, 1999], until [______________________,
2004], one share of Common Stock of the Company, subject to adjustment as set forth in the Warrant Agreement. The Warrants are issued pursuant to a Warrant Agreement dated as of [_______________, 1999] (the "Warrant Agreement"), duly executed and delivered by the Company to Interwest Transfer Co., Inc. as Warrant Agent (the "Warrant Agent"), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants. Warrants may be exercised by (i) surrendering at any Warrant Agent Office this Warrant Certificate with the form of Election to Exercise set forth hereon duly completed and executed and (ii) paying in full the Warrant Exercise Price for each such Warrant exercised and any other amounts required to be paid pursuant to the Warrant Agreement.

     If all of the items referred to in the last sentence of the preceding paragraph are received by the Warrant Agent at or prior to 2:00 p.m., New York, New York time, on a Business Day, the exercise of the Warrant to which such items relate will be effective on such Business Day. If any items referred to in the last sentence of the preceding paragraph are received after 2:00 p.m., New York, New York time, on a Business Day, the exercise of the Warrants to which such item relates will be deemed to be effective on the next succeeding Business Day. Notwithstanding the foregoing, in the case of an exercise of Warrants on the Expiration Date, if all of the items referred to in the last sentence of the preceding paragraph are received by the Warrant Agent at or prior to 5:00 p.m., New York, New York time, on such Expiration Date, the exercise of the Warrants to which such items relate will be effective on the Expiration Date.

     Subject to the terms of the Warrant Agreement, as soon as practicable after the exercise of any Warrant or Warrants, the Company shall issue or cause to be issued to or upon the written order of the registered holder of this Warrant Certificate, a certificate or certificates evidencing the Share or such holder pursuant to the Election to Exercise, as set forth on the reverse of this Warrant Certificate. Such certificate or certificates evidencing the Share or Shares shall be deemed to have been issued and any persons who are designated to be named therein shall be deemed to have become the holder of record of such Share or Shares as of the close of business on the date upon which the exercise of this Warrant was deemed to be effective as provided in the preceding paragraph.

     The Company, at its option, may provide the holder of this Warrant written notice (the "Call Notice") that this Warrant shall terminate on the 20th day following the date of delivery of the Call Notice (such date being the "Early Termination Date"), as described in the Warrant

Agreement, at any time: (i) the Closing Per Share Market Price of the Common Stock has been equal to or greater than 200% of the Warrant Exercise Price on the date of delivery of the Call Notice and the 19 consecutive Trading Days immediately preceding the date delivery of the Call Notice (the "Call Notice Period") and (ii) after the Registration Statement has been declared effective and has been effective for the Call Notice Period. In the event that the Warrant is not exercised by the holder of this Warrant on or before the Early Termination Date, this Warrant shall expire at 5:00 p.m., New York, New York time, on the Early Termination Date, and the Company will remit to the holder of the Warrant $.10 per Warrant upon such holder tendering to the Company the expired Warrant Certificate.

     Upon due presentment for registration of transfer of this Warrant Certificate at any office or agency maintained by the Company for that purpose, a new Warrant Certificate evidencing in the aggregate a like number of Warrants shall be issued to the transferee in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

     The Company and the Warrant Agent may deem and treat the registered holder hereof as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone) for the purpose of any exercise hereof and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

     The term "Business Day" shall mean any day on which (i) banks in New York, New York, (ii) the principal national securities exchange or market on which the Common Stock is listed or admitted to trading and (iii) the principal national securities exchange or market on which the Warrants are listed or admitted to trading are open for business.

                         (FORM OF ELECTION TO EXERCISE)

        (To be executed upon exercise of Warrants on the Exercise Date)

The undersigned hereby irrevocably elects to exercise __________ of the Warrants represented by this Warrant Certificate and purchase the whole number of Shares issuable upon the exercise of such Warrants and herewith tenders payment for
such Shares in the amount of $______________ in cash   or by certified or
official bank check, in accordance with the terms hereof. The undersigned requests that a certificate representing such Shares be registered in the name of _________________________ whose address is ______________________________ and that such certificate be delivered to ___________________________ whose address is ____________________________________. Any cash payments to be paid in lieu of a fractional Share should be made to ______________________________ whose address is ____________________________________ and the check representing payment thereof should be delivered to ________________________ whose address is
___________________________ ____________________________________.

          Dated                         ,
               ------------------------

          Name of holder of
          Warrant Certificate:
                                     (Please Print)

          Tax Identification or
          Social Security Number:

          Address:


          Signature:

                    Note: The above signature must correspond with the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatever.


Dated                     ,
     --------------------

                              [FORM OF ASSIGNMENT]


     For value received ______________ hereby sells, assigns and transfers unto ______________________________ the within Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _________ attorney, to transfer said Warrant Certificate on the books of the within-named Company, with full power of substitution in the premises.

Dated _________________, ______


          Signature:

                    Note: The above signature must correspond with the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatever.

                                                                       EXHIBIT B

                 CERTIFICATE TO BE DELIVERED UPON REGISTRATION
                            OF TRANSFER OF WARRANTS

Re: Warrants to Purchase Common Stock (the "Warrants") of Enviro-Clean of America, Inc.

This Certificate relates to ______________ Warrants held in certificated form by ______________ (the "Transferor").

The Transferor has requested the Warrant Agent by written order to register the transfer of a Warrant or Warrants.

          In connection with such request and in respect of each such Warrant, the Transferor does hereby certify that the Transferor is familiar with the Warrant Agreement relating to the above captioned Warrants and the restrictions on transfers thereof as provided in Section 1.07 of such Warrant Agreement, and
                                    ------------
that the transfer of this Warrant does not require registration under the Securities Act of 1933, as amended (the "Act") because[*]:

    [ ]    Such Warrant is being transferred to a qualified institutional buyer
(as defined in Rule 144A under the Act), in reliance on Rule 144A or in accordance with Regulation S under the Act.

    [ ]    Such Warrant is being transferred in accordance with Rule 144 under the Act.

    [ ]    Such Warrant is being transferred in reliance on and in compliance with an exemption from the registration requirements of the Act, other than Rule 144A or Rule 144 or Regulation S under the Act. An opinion of counsel to the effect that such transfer does not require registration under the Act accompanies this Certificate.

                           [INSERT NAME OF TRANSFEROR]

                           By:

Date:
*Check applicable box.

                                                                       EXHIBIT C

                      Transferee Letter of Representation

Enviro-Clean of America, Inc.
211 Park Avenue
Hicksville, New York  11801-1408


Ladies and Gentlemen:

     In connection with our proposed purchase of warrants to purchase Common Stock, par value $.001 per share (the "Securities"), of Enviro-Clean of America, Inc. (the "Company") we confirm that:

     1. We understand that the Securities have not been registered under the Securities Act of 1933, as amended (the "Securities Act") and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Securities to offer, sell or otherwise transfer such Securities prior to the date which is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Securities, or any predecessor thereto (the "Resale Restriction Termination Date") only (a) to the Company, (b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) so long as the Securities are eligible for resale pursuant to Rule 144A, under the Securities Act, to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a "QIB") that purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional "accredited investor" within the meaning of subparagraph
(a)(1), (2), (3) or (7) of Rule 501 under the Securities Act that is purchasing for his own account or for the account of such an institutional "accredited investor, or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and to compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Securities is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the warrant agent under the Warrant Agreement pursuant to which the Securities were issued (the "Warrant Agent") which shall provide, among other things, that the transferee is an institutional "accredited investor" within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act. The Warrant Agent and the Company reserve the right prior to any offer, sale or other transfer prior to the Resale Restriction Termination Date of the Securities pursuant to clause (e) or (f) above to require the delivery of a written opinion of counsel, certifications, and or other information satisfactory to the Company and the Warrant Agent.

     2. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) purchasing for our own account or for the account of such an institutional "accredited investor." and we are acquiring the Securities for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act and we have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment for an indefinite period.

     3. We are acquiring the Securities purchased by us for our own account or for one or more accounts as to each of which we exercise sole investment discretion.

     4. You, the Warrant Agent and your respective counsel are entitled to rely upon this letter and you are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                              Very truly yours,

                              (Name of Purchaser)

                              By:
                              Date:

     Upon transfer the Securities would be registered in the name of the new beneficial owner as follows:

Name:

Address:

Taxpayer ID Number: